UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2003

1-6880
(Commission File Number)

U.S. BANCORP
 (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)

800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)

(612) 973-1111
(Registrant’s telephone number, including area code)

(not applicable)
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-99.1 Press Release

ITEM 5. OTHER EVENTS.

On April 28, 2003, U.S. Bancorp Piper Jaffray Inc. (“Piper Jaffray”) issued a press release announcing that Piper Jaffray had reached a final settlement in the joint investigation by Federal and State regulators into equity research and its relationship to investment banking during the period from 1999 through 2001. The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference. The press release contains forward-looking statements regarding U.S. Bancorp and includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     99.1 Press Release issued by U.S. Bancorp Piper Jaffray Inc. on April 28, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By /s/ Terrance R. Dolan Terrance R. Dolan Executive Vice President and Controller

     DATE: April 28, 2003